Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

eBullion, Inc.:

We consent to the inclusion in the foregoing Registration Statement on Form S-1A No.9 of our report dated June 6, 2014, relating to our audits of the consolidated balance sheets of eBullion, Inc. as of March 31, 2014 and 2013, and the related consolidated statements of comprehensive income, stockholders' equity, and cash flows for the years then ended.

We also consent to the reference to us under the caption “Experts” in the Registration Statement.

/s/ Anton & Chia, LLP

Newport Beach, California

June 6, 2014